UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 30, 2013

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14646 N. Kierland Blvd., Suite 260, Scottsdale, Arizona 85254

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(602) 903-7802

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition

On July 30, 2013, Nuverra Environmental Solutions, Inc. (the “Company”) issued a press release announcing certain preliminary financial results for the second quarter ended June 30, 2013. A copy of the press release is furnished as Exhibit 99.1 hereto. As set forth in the press release, the Company will host its second quarter 2013 financial results conference call on Thursday, August 8, 2013 at 4:30 p.m. ET (1:30 p.m. PT) to provide commentary on its financial results, business outlook and growth strategies. To participate on the conference call, please dial 1-877-941-1427 or 1-480-629-9664 and reference conference ID 4628543. An audio replay of the conference call will be available approximately one hour after the conclusion of the call through Thursday, August 22, 2013. The audio replay can be accessed by dialing 1-800-406-7325 or 1-303-590-3030 and entering access code 4628543.

The call will be webcast live and the replay will be available for 12 months. Both will be available in the “Investors” section of the Nuverra Environmental Solutions web site at http://www.nuverra.com.

The information contained herein and in the accompanying exhibit shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated July 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: July 31, 2013	By:	/s/ Sean D. Hawkins
	Name:	Sean D. Hawkins
	Title:	Vice President, Assistant Corporate Secretary, Business Unit Counsel and Interim General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 30, 2013